Exhibit 99.1

CORRECTING and REPLACING Magnachip Reports Results for Third Quarter 2022

SEOUL, South Korea, November 4, 2022 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today is correcting an error to its press release issued on November 2, 2022 announcing the Company’s financial results for the third quarter of 2022.

Subsequent to the furnishing of the press release, the Company identified a scrivener’s error in the Non-GAAP reconciliation table attached to the press release for Adjusted Net Income per common share (basic and diluted) for the nine month period ended September 30, 2021, which should have been $0.82 and $0.78 per share, respectively, consistent with the Company’s prior reports for that historical period. No other amounts or information reported in the press release were changed.

The updated release reads:

Magnachip Reports Results for Third Quarter 2022

•

Revenue of $71.2 million was within our guidance range. The year-over-year and sequential decline were primarily driven by the supply shortages of OLED wafers in the 2nd half of this year that impacted design-in projects from our large panel customer in Korea.

•

Gross profit margin was 24.2%, below the low end of our guidance range as we recorded a $3.3 million charge to scrap 12-inch wafers as a result of slowing demand caused by elevated smartphone inventories in China.

•	GAAP diluted loss per share was $0.38.

•	Non-GAAP diluted earnings per share was $0.02.

SEOUL, South Korea — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the third quarter of 2022.

Commenting on the results for the third quarter of 2022, YJ Kim, Magnachip’s chief executive officer stated, “Our Q3 revenue of $71.2 million was within our guidance range. As we mentioned last quarter, our Display business in the 2nd half is impacted by supply shortages of 28nm 12-inch OLED wafers that impacted design-in projects from our large panel customer in Korea, which are typically given in advance based on future wafer supply allocation. In addition, China covid lockdowns and the dramatic slowdown in consumer spending due to inflationary pressures reduced demand for smartphones and TVs and resulted in an oversupply of channel inventories, particularly in China. Our Power business also slowed due to lower consumer spending.”

YJ Kim continued, “While the global economic situation remains challenging, our balance sheet is strong, and we are focused on executing a recovery of our Display business. During the quarter, we successfully released our new OLED DDIC sample to our new panel customer and we expect to begin mass production in 2023. In addition, due to the global economic slowdown, we are seeing more wafer capacity availability and we are in discussion with multiple foundries to secure capacity and believe that our 2023 wafer supply will be more than two times higher than 2022. As such, we expect to see a significant recovery of Display business in 2023.”

Q3 2022 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q3 2022	Q2 2022	Q/Q change			Q3 2021	Y/Y change
Revenues
Standard Products Business
Display Solutions	6,355	28,336	down	77.6%		58,528	down	89.1%
Power Solutions	56,416	62,952	down	10.4%		58,887	down	4.2%
Transitional Fab 3 foundry services(1)	8,428	10,088	down	16.5%		9,585	down	12.1%
Gross Profit Margin	24.2%	28.6%	down	4.4	%pts	36.7%	down	12.5	%pts
Operating Income (Loss)	(10,008)	2,002	down	n/a		20,001	down	n/a
Net Income (Loss)	(17,195)	(3,340)	down	n/a		10,768	down	n/a
Basic Earnings (Loss) per Common Share	(0.38)	(0.07)	down	n/a		0.23	down	n/a
Diluted Earnings (Loss) per Common Share	(0.38)	(0.07)	down	n/a		0.23	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q3 2022	Q2 2022	Q/Q change			Q3 2021	Y/Y change
Adjusted Operating Income (Loss)	(6,646)	4,787	down	n/a		22,691	down	n/a
Adjusted EBITDA	(2,995)	8,525	down	n/a		26,361	down	n/a
Adjusted Net Income	1,097	10,567	down	89.6%		20,073	down	94.5%
Adjusted Earnings per Common Share—Diluted	0.02	0.23	down	91.3%		0.42	down	95.2%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions business lines.

(2)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q4 2022 Financial Guidance

The Company’s near-term outlook is being challenged by previous OLED wafer allocation constraints that impacted 2nd half design-in projects, elevated smartphone channel inventories, a pushout of the initial mass production ramp of our new OLED customer and weakening demand in consumer end markets on growing recession fears and cost increases, including labor, due to inflationary pressures. In addition, we estimate our Q4 revenue will be further negatively impacted by approximately $5 million of foreign exchange hedging instruments. While actual results may vary, looking into the next quarter, Magnachip currently expects:

•	Revenue to be in the range of $57 million to $62 million, including about $7 million of Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 26 % to 28%.

Q3 2022 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, November 2, 2022, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BIccd8bcc64c4a4092bc5e11273a22e8f2

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including fourth quarter 2022 revenue and gross profit margin expectations, and the impact of market conditions associated with inflation and rising interest rates, the COVID-19 pandemic or the emergence of various variants of the virus, geopolitical conflict between Russia and Ukraine, and escalated trade tensions and supply constraints on Magnachip’s fourth quarter 2022 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; the COVID-19 pandemic or the emergence of various variants of the virus or other outbreaks of disease, and governmental lock-downs or other measures implemented in response thereto, and the Russia-Ukraine conflict; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors, including those related to the Russia-Ukraine conflict; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 23, 2022 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Net sales – standard products business	$62,771	$91,288	$117,415	$248,069	$333,589
Net sales – transitional Fab 3 foundry services	8,428	10,088	9,585	28,599	30,306

Total revenues	71,199	101,376	127,000	276,668	363,895
Cost of sales:
Cost of sales – standard products business	45,497	63,620	71,641	165,197	221,297
Cost of sales – transitional Fab 3 foundry services	8,477	8,811	8,772	26,305	27,659

Total cost of sales	53,974	72,431	80,413	191,502	248,956

Gross profit	17,225	28,945	46,587	85,166	114,939
Gross profit as a percentage of standard products business net sales	27.5%	30.3%	39.0%	33.4%	33.7%
Gross profit as a percentage of total revenues	24.2%	28.6%	36.7%	30.8%	31.6%
Operating expenses:
Selling, general and administrative expenses	11,411	12,736	12,550	38,310	39,185
Research and development expenses	13,321	13,410	12,270	38,685	39,015
Merger-related costs	—	—	1,552	—	13,842
Other charges, net	2,501	797	214	3,298	3,360

Total operating expenses	27,233	26,943	26,586	80,293	95,402

Operating income (loss)	(10,008)	2,002	20,001	4,873	19,537
Interest expense	(278)	(499)	(113)	(888)	(1,239)
Foreign currency loss, net	(12,809)	(7,012)	(7,579)	(20,511)	(12,000)
Other income, net	1,958	1,272	1,608	4,163	2,839

Income (loss) before income tax expense	(21,137)	(4,237)	13,917	(12,363)	9,137
Income tax expense (benefit)	(3,942)	(897)	3,149	(1,356)	6,040

Net income (loss)	$(17,195)	$(3,340)	$10,768	$(11,007)	$3,097

Basic earnings (loss) per common share—	$(0.38)	$(0.07)	$0.23	$(0.24)	$0.07
Diluted earnings (loss) per common share—	$(0.38)	$(0.07)	$0.23	$(0.24)	$0.07
Weighted average number of shares—
Basic	44,865,266	44,897,278	46,449,234	45,119,214	44,377,250
Diluted	44,865,266	44,897,278	47,808,457	45,119,214	45,811,792

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	September 30, 2022	December 31, 2021

	(In thousands of U.S. dollars, except share data)
Assets
Current assets
Cash and cash equivalents	$250,831	$279,547
Accounts receivable, net	36,759	50,954
Inventories, net	37,298	39,370
Other receivables	8,248	25,895
Prepaid expenses	10,322	7,675
Hedge collateral	15,370	3,060
Other current assets	20,208	2,619

Total current assets	379,036	409,120
Property, plant and equipment, net	94,411	107,882
Operating lease right-of-use assets	4,928	4,275
Intangible assets, net	1,770	2,377
Long-term prepaid expenses	11,382	8,243
Deferred income taxes	34,299	41,095
Other non-current assets	10,382	10,662

Total assets	$536,208	$583,654

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,545	$37,593
Other accounts payable	14,809	6,289
Accrued expenses	15,800	20,071
Accrued income taxes	—	11,823
Operating lease liabilities	1,324	2,323
Other current liabilities	15,881	7,382

Total current liabilities	74,359	85,481
Accrued severance benefits, net	28,036	33,064
Non-current operating lease liabilities	3,811	1,952
Other non-current liabilities	16,787	10,395

Total liabilities	122,993	130,892

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,234,774 shares issued and 44,579,075 outstanding at September 30, 2022 and 55,905,320 shares issued and 45,659,304 outstanding at December 31, 2021	562	559
Additional paid-in capital	264,510	241,197
Retained earnings	332,535	343,542
Treasury stock, 11,655,699 shares at September 30, 2022 and 10,246,016 shares at December 31, 2021, respectively	(152,161)	(130,306)
Accumulated other comprehensive loss	(32,231)	(2,230)

Total stockholders’ equity	413,215	452,762

Total liabilities and stockholders’ equity	$536,208	$583,654

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022	September 30, 2021
Cash flows from operating activities
Net income (loss)	$(17,195)	$(11,007)	$3,097
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,623	11,225	10,576
Provision for severance benefits	1,923	5,163	5,514
Amortization of debt issuance costs and original issue discount	—	—	261
Loss on foreign currency, net	37,152	66,335	32,607
Provision for inventory reserves	2,448	7,730	1,484
Stock-based compensation	861	4,487	6,056
Other, net	(81)	631	442
Changes in operating assets and liabilities
Accounts receivable, net	20,182	7,805	6,696
Inventories	(7,722)	(13,208)	(4,561)
Other receivables	5,475	17,115	(5,287)
Other current assets	(12,028)	(14,117)	7,933
Accounts payable	(17,221)	(14,792)	(16,192)
Other accounts payable	(354)	(6,215)	(3,729)
Accrued expenses	8,575	5,866	(1,641)
Accrued income taxes	30	(11,483)	(8,308)
Other current liabilities	570	(1,583)	555
Other non-current liabilities	(47)	523	(666)
Payment of severance benefits	(1,247)	(4,181)	(4,772)
Other, net	335	(50)	(49)

Net cash provided by operating activities	25,279	50,244	30,016
Cash flows from investing activities
Proceeds from settlement of hedge collateral	—	2,805	3,995
Payment of hedge collateral	(8,438)	(15,282)	(2,744)
Purchase of property, plant and equipment	(10,301)	(11,812)	(13,368)
Payment for intellectual property registration	(148)	(301)	(455)
Collection of guarantee deposits	—	—	3,192
Payment of guarantee deposits	(1,026)	(2,075)	(4,960)
Other, net	778	792	(103)

Net cash used in investing activities	(19,135)	(25,873)	(14,443)
Cash flows from financing activities
Proceeds from exercise of stock options	—	1,786	3,920
Acquisition of treasury stock	(3,239)	(5,065)	(1,653)
Repayment of financing related to water treatment facility arrangement	(120)	(381)	(427)
Repayment of principal portion of finance lease liabilities	(18)	(50)	(49)

Net cash provided by (used in) financing activities	(3,377)	(3,710)	1,791
Effect of exchange rates on cash and cash equivalents	(25,733)	(49,377)	(21,003)

Net decrease in cash and cash equivalents	(22,966)	(28,716)	(3,639)
Cash and cash equivalents
Beginning of the period	273,797	279,547	279,940

End of the period	$250,831	$250,831	$276,301

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating income (loss)	$(10,008)	$2,002	$20,001	$4,873	$19,537
Adjustments:
Equity-based compensation expense	861	1,988	2,005	4,487	6,056
Inventory reserve related to Huawei	—	—	(1,081)	—	(1,081)
Merger-related costs	—	—	1,552	—	13,842
Other charges, net	2,501	797	214	3,298	3,360

Adjusted Operating Income (Loss)	$(6,646)	$4,787	$22,691	$12,658	$41,714

We present Adjusted Operating Income (Loss) as a supplemental measure of our performance. We define Adjusted Operating Income (Loss) for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense (ii) Inventory reserve related to Huawei (iii) Merger-related costs and (iv) Other charges, net. For the three and nine months ended September 30, 2022, Other charges, net includes $2.8 million of one-time employee incentives, in each period, and professional service fees and expenses of $0.2 million and $1.0 million, respectively, incurred in connection with certain strategic evaluations, both of which were offset in part by a $0.5 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi. For the three and nine months ended September 30, 2021, Other charges, net includes professional service fees and expenses of $0.2 million and $3.4 million, respectively, incurred in connection with the regulatory requests.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September30, 2021
Net income (loss)	$(17,195)	$(3,340)	$10,768	$(11,007)	$3,097
Adjustments:
Interest income, net	(1,506)	(562)	(439)	(2,672)	(512)
Income tax expense (benefit)	(3,942)	(897)	3,149	(1,356)	6,040
Depreciation and amortization	3,623	3,711	3,578	11,225	10,576

EBITDA	(19,020)	(1,088)	17,056	(3,810)	19,201
Equity-based compensation expense	861	1,988	2,005	4,487	6,056
Foreign currency loss, net	12,809	7,012	7,579	20,511	12,000
Derivative valuation gain, net	(146)	(184)	(237)	(201)	(94)
Inventory reserve related to Huawei	—	—	(1,081)	—	(1,081)
Merger-related costs	—	—	1,552	—	13,842
Other charges, net	2,501	797	(513)	3,298	2,633

Adjusted EBITDA	$(2,995)	$8,525	$26,361	$24,285	$52,557

Net income (loss)	$(17,195)	$(3,340)	$10,768	$(11,007)	$3,097
Adjustments:
Equity-based compensation expense	861	1,988	2,005	4,487	6,056
Foreign currency loss, net	12,809	7,012	7,579	20,511	12,000
Derivative valuation gain, net	(146)	(184)	(237)	(201)	(94)
Inventory reserve related to Huawei	—	—	(1,081)	—	(1,081)
Merger-related costs	—	—	1,552	—	13,842
Other charges, net	2,501	797	(513)	3,298	2,633
Income tax effect on non-GAAP adjustments	2,267	4,294	—	7,512	—

Adjusted Net Income	$1,097	$10,567	$20,073	$24,600	$36,453

Adjusted Net Income per common share—
- Basic	$0.02	$0.24	$0.43	$0.55	$0.82
- Diluted	$0.02	$0.23	$0.42	$0.53	$0.78
Weighted average number of shares – basic	44,865,266	44,897,278	46,449,234	45,119,214	44,377,250
Weighted average number of shares – diluted	45,747,255	45,937,515	47,808,457	46,134,231	47,718,578

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation gain, net, (iv) Inventory reserve related to Huawei, (v) Merger-related costs and (vi) Other charges, net. EBITDA for the periods indicated is defined as net income (loss) before interest income, net, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation gain, net, (iv) Inventory reserve related to Huawei, (v) Merger-related costs, (vi) Other charges, net and (vii) Income tax effect on non-GAAP adjustments.

For the three and nine months ended September 30, 2022, Other charges, net includes $2.8 million of one-time employee incentives, in each period, and professional service fees and expenses of $0.2 million and $1.0 million, respectively, incurred in connection with certain strategic evaluations, both of which were offset in part by a $0.5 million gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi. For the three and nine months ended September 30, 2021, Other charges, net includes professional service fees and expenses of $0.2 million and $3.4 million, respectively, incurred in connection with the regulatory requests, both of which were offset in part by a $0.7 million legal settlement gain related to certain expenses incurred in prior periods in connection with our legacy Fab 4 (which was sold during the year ended December 31, 2020) and awarded in the third quarter of 2021.